Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-132510 on Form S-8 and Post-Effective Amendment No. 1 to Registration Statement No. 333-13801 on Form S-8 of our reports dated March 16, 2015, relating to the financial statements of Century Casinos, Inc. and subsidiaries,  and the effectiveness of Century Casinos, Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Century Casinos, Inc. for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

Denver, Colorado
March 16, 2015